East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

EAST WEST BANCORP REPORTS RECORD NET INCOME FOR FULL YEAR 2024
OF $1.2 BILLION AND DILUTED EARNINGS PER SHARE OF $8.33; INCREASES DIVIDEND AND REPURCHASE AUTHORIZATION

Pasadena, California – January 23, 2025 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, reported its financial results for the full year and fourth quarter of 2024. Full year 2024 net income was $1.2 billion, or $8.33 per diluted share. Fourth quarter 2024 net income was $293 million, or $2.10 per diluted share. Full-year returns on average assets were 1.60%, returns on average common equity were 15.9%, and book value per share grew 12% year-over-year.

“Looking back on 2024, East West marked another year of record revenue, net income and EPS, generating a 17% return on average tangible common equity1 for shareholders,” said Dominic Ng, Chairman and Chief Executive Officer. “We grew deposits by over $7 billion, reflecting the strength of our customer relationships. Fee income grew 12% year-over-year to a new record level, with notable strength in wealth management, lending, and deposit account fees,” said Ng.

“East West’s mission has always been to support the communities we serve. Our sympathy goes out to everyone affected by the devastating wildfires in Southern California, and our deep thanks goes out to the firefighters, public service workers, and volunteers on the front lines,” stated Ng. “During this unprecedented time, I am proud of the actions East West is taking to support our customers, our community, and our associates. I would like to extend special gratitude to East West’s associates for their continued dedication to our clients.”

“Given our strong capital base and industry-leading profitability, we are pleased to announce an incremental $300 million of share repurchase authorization. As we start a new year, we are also pleased to announce a 9% increase in our common stock dividend,” concluded Ng.

FINANCIAL HIGHLIGHTS

	Year Ended		Year-over-Year Change
($ in millions, except per share data)	December 31, 2024	December 31, 2023	$	%

Total Revenue (FTE)	$2,619	$2,609	$10	0%
Pre-tax, Pre-provision Income[2]	1,661	1,586	75	5
Net Income	1,166	1,161	5	0
Diluted Earnings per Share	$8.33	$8.18	$0.15	2
Book Value per Share	$55.79	$49.64	$6.15	12
Tangible Book Value per Share[1]	$52.39	$46.27	$6.12	13%
Return on Average Common Equity	15.93%	17.91%	—	-198 bps
Return on Average Tangible Common Equity[1]	17.05%	19.35%	—	-230 bps
Total Stockholders’ Equity to Assets Ratio	10.17%	9.98%	—	19 bps
Tangible Common Equity Ratio[1]	9.60%	9.37%	—	23 bps
Total Assets	$75,976	$69,613	$6,363	9%

[1] Return on average tangible common equity, tangible book value per share, and tangible common equity ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.

[2] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 12.

BALANCE SHEET

•Assets – Total assets were $76.0 billion as of December 31, 2024, an increase of $1.5 billion from $74.5 billion as of September 30, 2024. Total cash, resale agreements, and debt securities grew 6% quarter-over-quarter. Year-over-year, total assets grew $6.4 billion, or 9%, from $69.6 billion as of December 31, 2023.

Fourth quarter 2024 average interest-earning assets of $72.2 billion were up $1.9 billion, or 3%, from $70.3 billion in the third quarter, primarily reflecting increases of $1.5 billion in average available-for-sale (“AFS”) debt securities and $0.8 billion in average total loans outstanding, partly offset by a $0.4 billion decrease in average interest-bearing cash and deposits with banks.

•Loans – Total loans were $53.7 billion as of December 31, 2024, an increase of nearly $0.5 billion from $53.3 billion as of September 30, 2024. Year-over-year, total loans were up $1.5 billion, or 3%, from $52.2 billion as of December 31, 2023.

Fourth quarter 2024 average loans of $53.2 billion grew $0.8 billion, or 1.5%, from the third quarter of 2024. The increase was primarily driven by growth in our C&I and residential mortgage lending portfolios.

•Deposits – Total deposits were $63.2 billion as of December 31, 2024, an increase of $1.5 billion, or 2%, from $61.7 billion as of September 30, 2024, primarily reflecting growth in noninterest-bearing demand and money market deposits. Noninterest-bearing deposits made up 24% of total deposits as of December 31, 2024. Year-over-year, total deposits increased $7.1 billion from $56.1 billion as of December 31, 2023.

Fourth quarter 2024 average deposits of $61.9 billion increased $1.4 billion from the third quarter of 2024, with growth in average time, noninterest-bearing demand, interest-bearing checking, and money market deposits.

•Capital – As of December 31, 2024, stockholders’ equity was $7.7 billion, up 1% quarter-over-quarter. The total stockholders’ equity to assets ratio was 10.17% as of December 31, 2024, compared with 10.29% as of September 30, 2024.

Book value per share was $55.79 as of December 31, 2024, up $0.49, or 1% quarter-over-quarter. As of December 31, 2024, tangible book value per share3 was $52.39, up $0.49, or 1% quarter-over-quarter.

East West’s regulatory capital ratios are well in excess of regulatory requirements for well-capitalized institutions, and well above regional bank averages.

CAPITAL STRENGTH

The following table presents capital metrics as of December 31, 2024, September 30, 2024 and December 31, 2023.

EWBC Capital
($ in millions)	December 31, 2024 (a)	September 30, 2024 (a)	December 31, 2023 (a)
Risk-Weighted Assets (“RWA”) (b)	$54,949	$54,291	$53,663
Risk-based capital ratios:
Total capital ratio	15.59%	15.39%	14.76%
CET1 capital ratio	14.28%	14.08%	13.31%
Tier 1 capital ratio	14.28%	14.08%	13.31%
Leverage ratio	10.42%	10.40%	10.21%
Total stockholders’ equity to assets ratio	10.17%	10.29%	9.98%
Tangible common equity ratio (c)	9.60%	9.72%	9.37%

(a)The Company has elected to use the 2020 Current Expected Credit Losses (CECL) transition provision in the calculation of its December 31, 2024, September 30, 2024, and December 31, 2023 regulatory capital ratios. The Company’s December 31, 2024 regulatory capital ratios and RWA are preliminary.
(b)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.
(c)Tangible common equity ratio is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 13.

[3] Tangible book value per share is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 13.

OPERATING RESULTS

Full Year Earnings - Full year 2024 net income was a record $1.2 billion or $8.33 per diluted share, up 0.4% and 2% year-over-year, respectively. Full year revenue was a record $2.6 billion, an increase of $6 million year-over-year. Full year pre-tax, pre-provision income4 was a record $1.7 billion, an increase of $74 million, or 5% year-over-year.

Fourth Quarter Earnings – Fourth quarter 2024 net income was $293 million or $2.10 per diluted share. Fourth quarter 2024 revenue was $676 million, up $19 million, or 3% quarter-over-quarter. Pre-tax, pre-provision income4 totaled $427 million in the fourth quarter.

Fourth Quarter 2024 Compared to Third Quarter 2024

Net Interest Income and Net Interest Margin

Net interest income totaled $588 million in the fourth quarter, an increase of 3% from $573 million in the third quarter of 2024. Net interest margin (“NIM”) was 3.24%, unchanged from the third quarter.
•The average loan yield was 6.50%, down 23 basis points from the third quarter. The average interest-earning asset yield was 5.84%, down 25 basis points from the third quarter.
•The average cost of funds was 2.87%, down 25 basis points from the third quarter. The average cost of interest-bearing deposits was 3.63%, a 30-basis point decrease from the third quarter.

Noninterest Income

Noninterest income totaled $88 million in the fourth quarter, an increase of $4 million, or 4% from $84 million in the third quarter.
•Fee income5 of $81 million was unchanged from the third quarter.
•Foreign exchange income increased $3 million in the fourth quarter, primarily reflecting a favorable change in mark-to-market adjustments on foreign exchange positions.
•Lending fees of $25 million were down $2 million in the fourth quarter, primarily reflecting lower syndication activity.
•Wealth management fees decreased $1 million quarter-over-quarter, reflecting lower customer activity.
•Derivative mark-to-market and credit valuation adjustments on customer and other derivatives was a gain of $4 million in the fourth quarter, compared with a loss of $4 million in the third quarter.
•Other investment income decreased $3 million quarter-over-quarter, reflecting lower income from investments in the fourth quarter.

Noninterest Expense

Total noninterest expense totaled $250 million in the fourth quarter, which included $19 million in tax credit and Community Reinvestment Act (“CRA”) investment amortization and $5 million of net other real estate owned (OREO) write-downs.
•Total operating noninterest expense was $231 million, an increase of $10 million, or 5% quarter-over-quarter, including $5 million of net OREO write-downs.
•Compensation and employee benefits were $140 million, an increase of $4 million, or 3%.
•Deposit account expense was $11 million, a decrease of $1 million, or 11% quarter-over-quarter.
•Occupancy and equipment expense was $16 million, a decrease of $1 million, or 4% quarter-over-quarter.
•Deposit insurance premiums and regulatory assessments were $6 million, a $3 million decrease reflecting a $3 million reversal of Federal Deposit Insurance Corporation (“FDIC”) Special Assessment-related expense.
•The efficiency ratio was 36.9% in the fourth quarter, compared with 34.3% in the third quarter.

[4] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 12.
[5] Fee income includes deposit account and lending fees, foreign exchange income, wealth management fees, and customer derivative income. Refer to Table 3 for additional fee and noninterest income information.

TAX RELATED ITEMS

Full year 2024 income tax expense was $316 million, and the effective tax rate was 21.3%, compared with income tax expense of $299 million and an effective tax rate of 20.5% for the full year of 2023. Fourth quarter 2024 income tax expense was $63 million, and the effective tax rate was 17.6%, compared with income tax expense of $90 million and 23.2% in the third quarter of 2024, primarily reflecting lower pre-tax income in the fourth quarter.

ASSET QUALITY

As of December 31, 2024, the credit quality of our loan portfolio remained solid.
•Nonperforming assets decreased $1 million to $194 million as of December 31, 2024, from $195 million as of September 30, 2024. The nonperforming assets ratio was 0.26% of total assets as of December 31, 2024, unchanged from the prior quarter.
•The criticized loans ratio increased 10 basis points quarter-over-quarter to 2.18% of loans held-for-investment (“HFI”) as of December 31, 2024, compared with 2.08% as of September 30, 2024. Criticized loans increased $63 million quarter-over-quarter to $1.2 billion as of December 31, 2024. The quarter-over-quarter change primarily reflects increases related to C&I and commercial real estate loans.
•The special mention loans ratio decreased five basis points quarter-over-quarter to 0.83% of loans HFI as of December 31, 2024, compared with 0.88% as of September 30, 2024, while the classified loans ratio increased 15 basis points to 1.35%.
•Net OREO balances decreased $6 million quarter-over-quarter to $35 million, compared with $41 million for the third quarter of 2024.
•Fourth quarter 2024 net charge-offs were $64 million, or annualized 0.48% of average loans HFI, compared with $29 million, or annualized 0.22% of average loans HFI, for the third quarter of 2024. Full year 2024 net charge-offs were $139 million, or 0.26% of average loans HFI.
•The allowance for loan losses increased to $702 million, or 1.31% of loans HFI, as of December 31, 2024, compared with $696 million, or 1.31% of loans HFI, as of September 30, 2024.
•Fourth quarter 2024 provision for credit losses was $70 million, compared with $42 million in the third quarter of 2024.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared the first quarter 2025 dividend for the Company’s common stock. The common stock cash dividend of $0.60 per share is payable on February 17, 2025 to shareholders of record as of February 3, 2025. This represents a 9% increase, or five cents per share, to the quarterly common stock dividend, up from $0.55 per share previously. The new annual dividend equivalent is $2.40 per share, compared with $2.20 per share previously.

East West repurchased approximately 200 thousand shares of common stock during the fourth quarter of 2024 for $20 million. On January 22, 2025, East West’s Board of Directors authorized the repurchase of up to $300 million of additional East West stock, resulting in $329 million of total current authorization available.

Conference Call

East West will host a conference call to discuss fourth quarter and full year 2024 earnings with the public on Thursday, January 23, 2025, at 2:00 p.m. PT/5:00 p.m. ET. The public and investment community are invited to listen as management discusses fourth quarter and full year 2024 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. or Canada – (877) 506-6399; international calls – (412) 902-6699.
•A presentation to accompany the earnings call, a listen-only live broadcast of the call, and information to access a replay one hour after the call will all be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

For Investor Inquiries, Contact:

Adrienne Atkinson
Director of Investor Relations
T: (626) 788-7536
E: adrienne.atkinson@eastwestbank.com

About East West

East West provides financial services that help customers reach further and connect to new opportunities. East West Bancorp, Inc. is a public company (Nasdaq: “EWBC”) with total assets of $76.0 billion as of December 31, 2024. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, and operates over 110 locations in the United States and Asia. The Bank’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas, and Washington. For more information on East West, visit www.eastwestbank.com.

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain “forward-looking statements” that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. East West Bancorp, Inc. (referred to herein on an unconsolidated basis as “East West” and on a consolidated basis as the “Company,” “we,” “us,” “our” or “EWBC”) may make forward-looking statements in other documents that it files with, or furnishes to, the United States (“U.S.”) Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts and that are based on current assumptions, beliefs, estimates, expectations and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Forward-looking statements may relate to various matters, including the Company’s financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions or variations thereof, and the negative thereof, but these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to risks and uncertainties.

Factors that might cause future results to differ materially from historical performance and any forward-looking statements include, but are not limited to: changes in local, regional and global business, economic and political conditions and natural or geopolitical events; the soundness of other financial institutions and the impacts related to or resulting from bank failures and other industry volatility, including potential increased regulatory requirements, FDIC insurance premiums and assessments, and deposit withdrawals; changes in laws or the regulatory environment, including trade, monetary and fiscal policies and laws and current or potential disputes between the U.S. and the People’s Republic of China; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, and patterns and behaviors; the Company’s ability to compete effectively against financial institutions and other entities, including as a result of emerging technologies; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; changes in key variable market interest rates, competition, regulatory requirements and product mix; changes in the Company’s costs of operation, compliance and expansion; disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks, and the disclosure or misuse of confidential information; the adequacy of the Company’s risk management framework; future credit quality and performance, including expectations regarding future credit losses and allowance levels; adverse changes to the Company’s credit ratings; legal proceedings, regulatory investigations and their resolution; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; any strategic acquisitions or divestitures and the introduction of new or expanded products and services or other events that may directly or indirectly result in a negative impact on the financial performance of the Company and its customers.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024 under the heading Item 1A. Risk Factors. You should treat forward-looking statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				December 31, 2024 % or Basis Point Change
	December 31, 2024	September 30, 2024	December 31, 2023	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and cash equivalents, and deposits with banks	$5,298,940	$4,976,174	$4,625,482	6.5%		14.6%
Securities purchased under resale agreements (“resale agreements”)	425,000	425,000	785,000	—		(45.9)
Available-for-sale (“AFS”) debt securities (amortized cost of $11,505,775, $10,667,293 and $6,916,491)	10,846,811	10,133,877	6,188,337	7.0		75.3
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,387,754, $2,510,352 and $2,453,971)	2,917,413	2,928,399	2,956,040	(0.4)		(1.3)
Total cash, resale agreements and debt securities	19,488,164	18,463,450	14,554,859	5.5		33.9
Loans held-for-sale (“HFS”)	—	—	116	—		(100.0)
Loans held-for-investment (“HFI”) (net of allowance for loan losses of $702,052, $696,485 and $668,743)	53,024,585	52,556,696	51,542,039	0.9		2.9
Affordable housing partnership, tax credit and Community Reinvestment Act (“CRA”) investments, net	926,640	924,439	905,036	0.2		2.4
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	81,967	82,775	94,024	(1.0)		(12.8)
Other assets	1,989,422	1,990,663	2,051,113	(0.1)		(3.0)
Total assets	$75,976,475	$74,483,720	$69,612,884	2.0%		9.1%

Liabilities and Stockholders’ Equity
Deposits	$63,175,023	$61,700,115	$56,092,438	2.4%		12.6%
Bank Term Funding Program (“BTFP”) borrowings	—	—	4,500,000	—		(100.0)
Federal Home Loan Bank (“FHLB”) advances	3,500,000	3,500,000	—	—		100.0
Long-term debt and finance lease liabilities	35,974	36,055	153,011	(0.2)		(76.5)
Operating lease liabilities	89,263	90,369	102,353	(1.2)		(12.8)
Accrued expenses and other liabilities	1,453,161	1,492,642	1,814,248	(2.6)		(19.9)
Total liabilities	68,253,421	66,819,181	62,662,050	2.1		8.9
Stockholders’ equity	7,723,054	7,664,539	6,950,834	0.8		11.1
Total liabilities and stockholders’ equity	$75,976,475	$74,483,720	$69,612,884	2.0%		9.1%

Total cash, resale agreements and debt securities/total assets	25.65%	24.79%	20.91%	86	bps	474	bps
Total stockholders’ equity to assets ratio	10.17%	10.29%	9.98%	(12)		19
Tangible common equity (“TCE”) ratio (1)	9.60%	9.72%	9.37%	(12)	bps	23	bps
Book value per share	$55.79	$55.30	$49.64	0.9%		12.4%
Tangible book value (1) per share	$52.39	$51.90	$46.27	0.9		13.2
Number of common shares at period-end	138,437	138,609	140,027	(0.1)%		(1.1)%

(1)The TCE ratio and the tangible book value are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				December 31, 2024 % Change
	December 31, 2024	September 30, 2024	December 31, 2023	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$17,397,158	$17,068,002	$16,581,079	1.9%	4.9%
Commercial real estate (“CRE”):
CRE	14,655,340	14,568,209	14,777,081	0.6	(0.8)
Multifamily residential	4,953,442	5,141,481	5,023,163	(3.7)	(1.4)
Construction and land	666,162	693,775	663,868	(4.0)	0.3
Total CRE	20,274,944	20,403,465	20,464,112	(0.6)	(0.9)
Consumer:
Residential mortgage:
Single-family residential	14,175,446	13,963,097	13,383,060	1.5	5.9
Home equity lines of credit (“HELOCs”)	1,811,628	1,760,716	1,722,204	2.9	5.2
Total residential mortgage	15,987,074	15,723,813	15,105,264	1.7	5.8
Other consumer	67,461	57,901	60,327	16.5	11.8
Total loans HFI (1)	53,726,637	53,253,181	52,210,782	0.9	2.9
Loans HFS	—	—	116	—	(100.0)
Total loans (1)	53,726,637	53,253,181	52,210,898	0.9	2.9
Allowance for loan losses	(702,052)	(696,485)	(668,743)	0.8	5.0
Net loans (1)	$53,024,585	$52,556,696	$51,542,155	0.9%	2.9%

Deposits by product:
Noninterest-bearing demand	$15,450,428	$14,690,864	$15,539,872	5.2%	(0.6)%
Interest-bearing checking	7,940,692	8,052,720	7,558,908	(1.4)	5.1
Money market	14,816,511	14,021,042	13,108,727	5.7	13.0
Savings	1,751,620	1,718,378	1,841,467	1.9	(4.9)
Time deposits	23,215,772	23,217,111	18,043,464	0.0	28.7
Total deposits	$63,175,023	$61,700,115	$56,092,438	2.4%	12.6%

Deposits by segment/region:
Consumer and Business Banking - U.S. (2)	$32,832,926	$32,104,904	$28,571,255	2.3%	14.9%
Commercial Banking - U.S. (2)	23,405,769	23,212,616	22,059,662	0.8	6.1
International Branches (3)	3,412,262	3,307,793	3,172,221	3.2	7.6
Treasury and Other - U.S. (4)	3,524,066	3,074,802	2,289,299	14.6	53.9
Total deposits	$63,175,023	$61,700,115	$56,092,437	2.4%	12.6%

(1)Includes $46 million, $52 million and $71 million of net deferred loan fees and net unamortized premiums as of December 31, 2024, September 30, 2024 and December 31, 2023, respectively.
(2)Excludes deposits presented under International Branches.
(3)Deposits of our Hong Kong branch and China subsidiary, primarily a subset of Commercial Banking segment deposits.
(4)Treasury and Other segment deposits reflect wholesale, public funds, and brokered deposits, primarily managed by the Company’s Treasury department.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			December 31, 2024 % Change
	December 31, 2024	September 30, 2024	December 31, 2023	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$1,059,266	$1,075,899	$990,378	(1.5)%	7.0%
Interest expense	471,640	503,177	415,544	(6.3)	13.5
Net interest income before provision for credit losses	587,626	572,722	574,834	2.6	2.2
Provision for credit losses	70,000	42,000	37,000	66.7	89.2
Net interest income after provision for credit losses	517,626	530,722	537,834	(2.5)%	(3.8)%
Noninterest income:
Deposit account fees	26,468	26,815	23,828	(1.3)%	11.1%
Lending fees	24,737	26,453	22,077	(6.5)	12.0
Foreign exchange income	16,643	13,569	13,404	22.7	24.2
Wealth management fees	9,829	10,683	7,780	(8.0)	26.3
Customer derivative income	3,782	3,774	6,297	0.2	(39.9)
Total fee income	81,459	81,294	73,386	0.2	11.0
Derivative mark-to-market and credit valuation adjustments	3,811	(4,480)	(7,242)	NM	NM
Net gains on sales of loans	8	21	3,675	(61.9)	(99.8)
Net gains on AFS debt securities	90	145	3,138	(37.9)	(97.1)
Other investment (loss) income	(590)	2,800	1,673	NM	NM
Other income	3,388	4,615	5,273	(26.6)	(35.7)
Total noninterest income	88,166	84,395	79,903	4.5%	10.3%
Noninterest expense:
Compensation and employee benefits	139,870	135,464	130,794	3.3%	6.9%
Occupancy and equipment expense	16,384	17,001	15,735	(3.6)	4.1
Deposit account expense	10,923	12,229	11,390	(10.7)	(4.1)
Computer and software related expenses	13,099	11,436	11,315	14.5	15.8
Deposit insurance premiums and regulatory assessments (1)	6,201	9,178	78,553	(32.4)	(92.1)
Other operating expense	44,108	34,892	38,130	26.4	15.7
Total operating noninterest expense	230,585	220,200	285,917	4.7	(19.4)
Amortization of tax credit and CRA investments (2)	19,383	5,600	4,581	246.1	323.1
Total noninterest expense	249,968	225,800	290,498	10.7	(14.0)
Income before income taxes	355,824	389,317	327,239	(8.6)	8.7
Income tax expense	62,709	90,151	88,286	(30.4)	(29.0)
Net income	$293,115	$299,166	$238,953	(2.0)%	22.7%

Earnings per share (“EPS”)
- Basic	$2.11	$2.16	$1.70	(2.0)%	24.4%
- Diluted	$2.10	$2.14	$1.69	(2.2)	24.0
Weighted-average number of shares outstanding
- Basic	138,604	138,606	140,595	0.0%	(1.4)%
- Diluted	139,883	139,648	141,409	0.2	(1.1)

NM - Not meaningful.
(1)Includes $3 million of FDIC special assessment reversal and $70 million of FDIC special assessment charges for the three months ended December 31, 2024 and 2023, respectively.
(2)Includes $343 thousand, $11 million and $4 million in DC Solar recoveries for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Year Ended		December 31, 2024 % Change
	December 31, 2024	December 31, 2023	Yr-o-Yr
Interest and dividend income	$4,193,196	$3,693,805	13.5%
Interest expense	1,914,480	1,381,551	38.6
Net interest income before provision for credit losses	2,278,716	2,312,254	(1.5)
Provision for credit losses	174,000	125,000	39.2
Net interest income after provision for credit losses	2,104,716	2,187,254	(3.8)%
Noninterest income:
Deposit account fees	103,880	93,811	10.7%
Lending fees	98,455	83,876	17.4
Foreign exchange income	54,605	48,276	13.1
Wealth management fees	38,627	26,994	43.1
Customer derivative income	14,923	23,216	(35.7)
Total fee income	310,490	276,173	12.4
Derivative mark-to-market and credit valuation adjustments	1,478	(3,016)	NM
Net gains on sales of loans	44	3,634	(98.8)
Net gains (losses) on AFS debt securities (1)	2,069	(6,862)	NM
Other investment income	5,611	9,348	(40.0)
Other income	15,526	15,987	(2.9)
Total noninterest income	335,218	295,264	13.5%
Noninterest expense
Compensation and employee benefits	550,734	508,538	8.3%
Occupancy and equipment expense	64,399	62,763	2.6
Deposit account expense	47,390	43,143	9.8
Computer and software related expenses	47,271	44,475	6.3
Deposit insurance premiums and regulatory assessments (2)	45,736	103,308	(55.7)
Other operating expense (3)	148,301	140,222	5.8
Total operating noninterest expense	903,831	902,449	0.2
Amortization of tax credit and CRA investments (4)	54,242	120,299	(54.9)
Total noninterest expense	958,073	1,022,748	(6.3)
Income before income taxes	1,481,861	1,459,770	1.5
Income tax expense	316,275	298,609	5.9
Net income	$1,165,586	$1,161,161	0.4%

EPS
- Basic	$8.39	$8.23	2.0%
- Diluted	$8.33	$8.18	1.8
Weighted-average number of shares outstanding
- Basic	138,898	141,164	(1.6)%
- Diluted	139,958	141,902	(1.4)

NM - Not meaningful.
(1)Includes $7 million of net losses on an AFS debt security for the twelve months ended December 31, 2023.
(2)Includes $9 million and $70 million of FDIC special assessment charges for the twelve months ended December 31, 2024 and 2023, respectively.
(3)Includes $4 million of repurchase agreements’ extinguishment cost for the twelve months ended December 31, 2023.
(4)Includes $15 million and $9 million of DC Solar recoveries for the twelve months ended December 31, 2024 and 2023, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			December 31, 2024 % Change		Year Ended		December 31, 2024 % Change
	December 31, 2024	September 30, 2024	December 31, 2023	Qtr-o-Qtr	Yr-o-Yr	December 31, 2024	December 31, 2023	Yr-o-Yr
Loans:
Commercial:
C&I	$17,010,327	$16,492,589	$15,948,678	3.1%	6.7%	$16,492,472	$15,499,899	6.4%
CRE:
CRE	14,580,509	14,483,163	14,723,027	0.7	(1.0)	14,587,444	14,312,459	1.9
Multifamily residential	5,046,676	5,127,659	4,939,119	(1.6)	2.2	5,061,821	4,756,885	6.4
Construction and land	680,374	661,840	752,783	2.8	(9.6)	666,748	754,928	(11.7)
Total CRE	20,307,559	20,272,662	20,414,929	0.2	(0.5)	20,316,013	19,824,272	2.5
Consumer:
Residential mortgage:
Single-family residential	14,048,515	13,846,946	13,097,056	1.5	7.3	13,753,295	12,274,776	12.0
HELOCs	1,775,587	1,754,361	1,732,348	1.2	2.5	1,751,500	1,881,008	(6.9)
Total residential mortgage	15,824,102	15,601,307	14,829,404	1.4	6.7	15,504,795	14,155,784	9.5
Other consumer	59,273	53,958	59,245	9.9	0.0	55,500	65,181	(14.9)
Total loans (1)	$53,201,261	$52,420,516	$51,252,256	1.5%	3.8%	$52,368,780	$49,545,136	5.7%

Interest-earning assets	$72,150,099	$70,263,495	$65,505,724	2.7%	10.1%	$69,718,884	$64,039,402	8.9%
Total assets	$75,121,440	$73,268,158	$69,421,959	2.5%	8.2%	$72,821,842	$67,757,505	7.5%

Deposits:
Noninterest-bearing demand	$14,973,805	$14,606,511	$15,884,525	2.5%	(5.7)%	$14,799,961	$17,192,978	(13.9)%
Interest-bearing checking	7,998,098	7,762,719	7,608,234	3.0	5.1	7,731,828	7,658,414	1.0
Money market	14,313,494	14,201,258	12,824,121	0.8	11.6	13,970,375	11,680,540	19.6
Savings	1,731,414	1,744,644	1,873,276	(0.8)	(7.6)	1,770,041	2,128,943	(16.9)
Time deposits	22,931,856	22,270,124	17,216,367	3.0	33.2	21,400,834	16,301,856	31.3
Total deposits	$61,948,667	$60,585,256	$55,406,523	2.3%	11.8%	$59,673,039	$54,962,731	8.6%

(1)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	December 31, 2024			September 30, 2024
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,585,135	$47,946	4.16%	$4,987,191	$60,060	4.79%
Resale agreements	425,000	1,591	1.49%	443,261	1,663	1.49%
Debt securities:
AFS	10,852,569	125,628	4.61%	9,316,232	111,552	4.76%
HTM	2,921,096	12,330	1.68%	2,931,033	12,431	1.69%
Total debt securities	13,773,665	137,958	3.98%	12,247,265	123,983	4.03%
Loans:
C&I	17,010,327	317,374	7.42%	16,492,589	328,619	7.93%
CRE	20,307,559	317,526	6.22%	20,272,662	328,254	6.44%
Residential mortgage	15,824,102	233,147	5.86%	15,601,307	229,727	5.86%
Other consumer	59,273	749	5.03%	53,958	753	5.55%
Total loans (2)	53,201,261	868,796	6.50%	52,420,516	887,353	6.73%
FHLB and FRB stock	165,038	2,975	7.17%	165,262	2,840	6.84%
Total interest-earning assets	$72,150,099	$1,059,266	5.84%	$70,263,495	$1,075,899	6.09%

Noninterest-earning assets:
Cash and due from banks	381,012			341,856
Allowance for loan losses	(707,689)			(691,399)
Other assets	3,298,018			3,354,206
Total assets	$75,121,440			$73,268,158

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,998,098	$56,640	2.82%	$7,762,719	$58,226	2.98%
Money market deposits	14,313,494	119,420	3.32%	14,201,258	136,384	3.82%
Savings deposits	1,731,414	3,829	0.88%	1,744,644	4,811	1.10%
Time deposits	22,931,856	248,533	4.31%	22,270,124	254,650	4.55%
Total interest-bearing deposits	46,974,862	428,422	3.63%	45,978,745	454,071	3.93%
Short-term borrowings and federal funds purchased	783	9	4.57%	1,170	16	5.44%
FHLB advances	3,500,001	42,429	4.82%	3,440,219	48,261	5.58%
Assets sold under repurchase agreements (“repurchase agreements”)	4,337	55	5.05%	3,455	49	5.64%
Long-term debt and finance lease liabilities	36,123	725	7.98%	36,084	780	8.60%
Total interest-bearing liabilities	$50,516,106	$471,640	3.71%	$49,459,673	$503,177	4.05%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	14,973,805			14,606,511
Accrued expenses and other liabilities	1,900,205			1,758,641
Stockholders’ equity	7,731,324			7,443,333
Total liabilities and stockholders’ equity	$75,121,440			$73,268,158

Total deposits	$61,948,667	$428,422	2.75%	$60,585,256	$454,071	2.98%

Interest rate spread			2.13%			2.04%
Net interest income and net interest margin		$587,626	3.24%		$572,722	3.24%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	December 31, 2024			December 31, 2023
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,585,135	$47,946	4.16%	$4,445,115	$56,250	5.02%
Resale agreements	425,000	1,591	1.49%	785,000	7,232	3.66%
Debt securities:
AFS	10,852,569	125,628	4.61%	5,985,361	58,926	3.91%
HTM	2,921,096	12,330	1.68%	2,958,294	12,585	1.69%
Total debt securities	13,773,665	137,958	3.98%	8,943,655	71,511	3.17%
Loans:
C&I	17,010,327	317,374	7.42%	15,948,678	321,026	7.99%
CRE	20,307,559	317,526	6.22%	20,414,929	327,194	6.36%
Residential mortgage	15,824,102	233,147	5.86%	14,829,404	205,371	5.49%
Other consumer	59,273	749	5.03%	59,245	786	5.26%
Total loans (2)	53,201,261	868,796	6.50%	51,252,256	854,377	6.61%
FHLB and FRB stock	165,038	2,975	7.17%	79,698	1,008	5.02%
Total interest-earning assets	$72,150,099	$1,059,266	5.84%	$65,505,724	$990,378	6.00%

Noninterest-earning assets:
Cash and due from banks	381,012			489,055
Allowance for loan losses	(707,689)			(650,724)
Other assets	3,298,018			4,077,904
Total assets	$75,121,440			$69,421,959

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,998,098	$56,640	2.82%	$7,608,234	$52,170	2.72%
Money market deposits	14,313,494	119,420	3.32%	12,824,121	123,744	3.83%
Savings deposits	1,731,414	3,829	0.88%	1,873,276	3,894	0.82%
Time deposits	22,931,856	248,533	4.31%	17,216,367	183,175	4.22%
Total interest-bearing deposits	46,974,862	428,422	3.63%	39,521,998	362,983	3.64%
Short-term borrowings and federal funds purchased	783	9	4.57%	4,500,475	49,570	4.37%
Repurchase agreements	4,337	55	5.05%	2,876	41	5.66%
FHLB advances	3,500,001	42,429	4.82%	1	—	—%
Long-term debt and finance lease liabilities	36,123	725	7.98%	153,010	2,950	7.65%
Total interest-bearing liabilities	$50,516,106	$471,640	3.71%	$44,178,360	$415,544	3.73%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	14,973,805			15,884,525
Accrued expenses and other liabilities	1,900,205			2,663,222
Stockholders’ equity	7,731,324			6,695,852
Total liabilities and stockholders’ equity	$75,121,440			$69,421,959

Total deposits	$61,948,667	$428,422	2.75%	$55,406,523	$362,983	2.60%

Interest rate spread			2.13%			2.27%
Net interest income and net interest margin		$587,626	3.24%		$574,834	3.48%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Year Ended
	December 31, 2024			December 31, 2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,936,550	$231,794	4.70%	$4,638,630	$220,643	4.76%
Assets purchased under resale agreements (1)	519,263	11,254	2.17%	691,223	20,164	2.92%
Debt securities:
AFS	8,811,274	399,280	4.53%	6,105,999	225,592	3.69%
HTM	2,935,937	49,785	1.70%	2,976,237	50,598	1.70%
Total debt securities	11,747,211	449,065	3.82%	9,082,236	276,190	3.04%
Loans:
C&I	16,492,472	1,294,451	7.85%	15,499,899	1,190,940	7.68%
CRE	20,316,013	1,292,973	6.36%	19,824,272	1,227,795	6.19%
Residential mortgage	15,504,795	900,514	5.81%	14,155,784	750,813	5.30%
Other consumer	55,500	3,041	5.48%	65,181	3,198	4.91%
Total loans (2)	52,368,780	3,490,979	6.67%	49,545,136	3,172,746	6.40%
FHLB and FRB stock	147,080	10,104	6.87%	82,177	4,062	4.94%
Total interest-earning assets	$69,718,884	$4,193,196	6.01%	$64,039,402	$3,693,805	5.77%

Noninterest-earning assets:
Cash and due from banks	345,056			555,689
Allowance for loan losses	(688,448)			(625,785)
Other assets	3,446,350			3,788,199
Total assets	$72,821,842			$67,757,505

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,731,828	$221,367	2.86%	$7,658,414	$179,200	2.34%
Money market deposits	13,970,375	525,870	3.76%	11,680,540	399,482	3.42%
Savings deposits	1,770,041	17,764	1.00%	2,128,943	15,573	0.73%
Time deposits	21,400,834	955,173	4.46%	16,301,856	611,295	3.75%
Total interest-bearing deposits	44,873,078	1,720,174	3.83%	37,769,753	1,205,550	3.19%
BTFP, short-term borrowings and federal funds purchased	962,061	42,163	4.38%	3,591,114	157,002	4.37%
FHLB advances	2,752,733	147,269	5.35%	123,288	6,430	5.22%
Repurchase agreements	3,613	197	5.45%	34,443	1,497	4.35%
Long-term debt and finance lease liabilities	58,467	4,677	8.00%	152,790	11,072	7.25%
Total interest-bearing liabilities	$48,649,952	$1,914,480	3.94%	$41,671,388	$1,381,551	3.32%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	14,799,961			17,192,978
Accrued expenses and other liabilities	2,056,755			2,410,154
Stockholders’ equity	7,315,174			6,482,985
Total liabilities and stockholders’ equity	$72,821,842			$67,757,505

Total deposits	$59,673,039	$1,720,174	2.88%	$54,962,731	$1,205,550	2.19%

Interest rate spread			2.07%			2.45%
Net interest income and net interest margin		$2,278,716	3.27%		$2,312,254	3.61%

(1)Includes the average balances and interest income for securities and loans purchased under resale agreements for the twelve months ended December 31, 2023. There were no loans purchased under resale agreements for the twelve months ended December 31, 2024.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)			December 31, 2024 Basis Point Change
	December 31, 2024	September 30, 2024	December 31, 2023	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.55%	1.62%	1.37%	(7)	bps	18	bps
Return on average common equity	15.08%	15.99%	14.16%	(91)		92
Return on average TCE (2)	16.07%	17.08%	15.26%	(101)		81
Interest rate spread	2.13%	2.04%	2.27%	9		(14)
Net interest margin	3.24%	3.24%	3.48%	—		(24)
Average loan yield	6.50%	6.73%	6.61%	(23)		(11)
Yield on average interest-earning assets	5.84%	6.09%	6.00%	(25)		(16)
Average cost of interest-bearing deposits	3.63%	3.93%	3.64%	(30)		(1)
Average cost of deposits	2.75%	2.98%	2.60%	(23)		15
Average cost of funds	2.87%	3.12%	2.74%	(25)		13
Operating noninterest expense/average assets	1.22%	1.20%	1.63%	2		(41)
Efficiency ratio	36.92%	34.34%	44.34%	258		(742)
Effective tax rate	17.62%	23.16%	26.98%	(554)	bps	(936)	bps

	Year Ended		December 31, 2024 Basis Point Change
	December 31, 2024	December 31, 2023	Yr-o-Yr
Return on average assets	1.60%	1.71%	(11)	bps
Return on average common equity	15.93%	17.91%	(198)
Return on average TCE (2)	17.05%	19.35%	(230)
Interest rate spread	2.07%	2.45%	(38)
Net interest margin	3.27%	3.61%	(34)
Average loan yield	6.67%	6.40%	27
Yield on average interest-earning assets	6.01%	5.77%	24
Average cost of interest-bearing deposits	3.83%	3.19%	64
Average cost of deposits	2.88%	2.19%	69
Average cost of funds	3.02%	2.35%	67
Operating noninterest expense/average assets	1.24%	1.33%	(9)
Efficiency ratio	36.59%	39.20%	(261)
Effective tax rate	21.34%	20.46%	88	bps

				December 31, 2024 Basis Point Change
	December 31, 2024	September 30, 2024	December 31, 2023	Qtr-o-Qtr		Yr-o-Yr
Loan-to-deposit ratio	85.04%	86.31%	93.08%	(127)		(804)

(1)Annualized except for efficiency ratio and effective tax rate.
(2)Return on average TCE is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10

		Three Months Ended December 31, 2024
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, September 30, 2024		$378,315	$221,244	$31,782	$12,208	$48,231	$3,210	$1,495	$696,485
Provision for (reversal of) credit losses on loans	(a)	66,318	(2,634)	149	5,286	(3,416)	(81)	3,921	69,543
Gross charge-offs		(62,021)	(1)	(4)	—	—	(5)	(3,922)	(65,953)
Gross recoveries		2,140	68	190	3	1	8	—	2,410
Total net (charge-offs) recoveries		(59,881)	67	186	3	1	3	(3,922)	(63,543)
Foreign currency translation adjustment		(433)	—	—	—	—	—	—	(433)
Allowance for loan losses, December 31, 2024		$384,319	$218,677	$32,117	$17,497	$44,816	$3,132	$1,494	$702,052

		Three Months Ended September 30, 2024
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, June 30, 2024		$379,984	$194,794	$40,254	$14,322	$49,523	$3,340	$1,577	$683,794
Provision for (reversal of) credit losses on loans	(a)	26,416	27,123	(8,493)	(1,975)	(1,293)	(128)	67	41,717
Gross charge-offs		(29,260)	(734)	—	(145)	—	(10)	(149)	(30,298)
Gross recoveries		838	61	21	6	1	8	—	935
Total net (charge-offs) recoveries		(28,422)	(673)	21	(139)	1	(2)	(149)	(29,363)
Foreign currency translation adjustment		337	—	—	—	—	—	—	337
Allowance for loan losses, September 30, 2024		$378,315	$221,244	$31,782	$12,208	$48,231	$3,210	$1,495	$696,485

		Three Months Ended December 31, 2023
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, September 30, 2023		$383,677	$178,040	$24,162	$9,216	$54,930	$3,795	$1,703	$655,523
Provision for (reversal of) credit losses on loans	(a)	27,732	(6,306)	10,151	1,030	88	145	50	32,890
Gross charge-offs		(20,264)	(1,210)	(3)	—	—	—	(96)	(21,573)
Gross recoveries		1,248	68	65	223	—	7	—	1,611
Total net (charge-offs) recoveries		(19,016)	(1,142)	62	223	—	7	(96)	(19,962)
Foreign currency translation adjustment		292	—	—	—	—	—	—	292
Allowance for loan losses, December 31, 2023		$392,685	$170,592	$34,375	$10,469	$55,018	$3,947	$1,657	$668,743

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10 (continued)

		Year Ended December 31, 2024
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, December 31, 2023		$392,685	$170,592	$34,375	$10,469	$55,018	$3,947	$1,657	$668,743
Provision for (reversal of) credit losses on loans	(a)	110,791	61,908	(2,684)	9,114	(10,176)	(873)	4,096	172,176
Gross charge-offs		(125,413)	(14,236)	(10)	(2,289)	(35)	(15)	(4,259)	(146,257)
Gross recoveries		6,505	413	436	203	9	73	—	7,639
Total net (charge-offs) recoveries		(118,908)	(13,823)	426	(2,086)	(26)	58	(4,259)	(138,618)
Foreign currency translation adjustment		(249)	—	—	—	—	—	—	(249)
Allowance for loan losses, December 31, 2024		$384,319	$218,677	$32,117	$17,497	$44,816	$3,132	$1,494	$702,052

		Year Ended December 31, 2023
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, December 31, 2022		$371,700	$149,864	$23,373	$9,109	$35,564	$4,475	$1,560	$595,645
Impact of ASU 2022-02 adoption		5,683	337	6	—	1	1	—	6,028
Allowance for loan losses, January 1, 2023		$377,383	150,201	23,379	9,109	35,565	4,476	$1,560	$601,673
Provision for (reversal of) credit losses on loans	(a)	45,319	27,007	10,454	11,537	19,384	(424)	294	113,571
Gross charge-offs		(36,573)	(7,048)	(3)	(10,413)	—	(138)	(197)	(54,372)
Gross recoveries		6,803	432	545	236	69	33	—	8,118
Total net (charge-offs) recoveries		(29,770)	(6,616)	542	(10,177)	69	(105)	(197)	(46,254)
Foreign currency translation adjustment		(247)	—	—	—	—	—	—	(247)
Allowance for loan losses, December 31, 2023		$392,685	$170,592	$34,375	$10,469	$55,018	$3,947	$1,657	$668,743

		Three Months Ended			Year Ended
($ in thousands)		December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$39,062	$38,783	$33,589	$37,698	$26,264
Provision for credit losses on unfunded credit commitments	(b)	457	283	4,110	1,824	11,429
Foreign currency translation adjustment		7	(4)	—	4	6
Allowance for unfunded credit commitments, end of period (1)		$39,526	$39,062	$37,699	$39,526	$37,699

Provision for credit losses	(a)+(b)	$70,000	$42,000	$37,000	$174,000	$125,000

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS, CREDIT QUALITY RATIOS AND
COMPOSITION OF ALLOWANCE BY PORTFOLIO
($ in thousands)
(unaudited)
Table 11

Criticized Loans	December 31, 2024	September 30, 2024	December 31, 2023
Special mention loans	$447,290	$468,593	$404,241
Classified loans	725,863	641,642	573,969
Total criticized loans (1)	$1,173,153	$1,110,235	$978,210

(1)Excludes loans HFS.

Nonperforming Assets	December 31, 2024	September 30, 2024	December 31, 2023
Nonaccrual loans:
Commercial:
C&I	$86,165	$75,272	$37,036
Total CRE	18,318	19,175	27,918
Consumer:
Total residential mortgage	54,469	52,311	37,788
Other consumer	66	102	132
Total nonaccrual loans	159,018	146,860	102,874
Other real estate owned, net	35,077	41,248	11,141
Other nonperforming assets	—	7,358	—
Total nonperforming assets	$194,095	$195,466	$114,015

Credit Quality Ratios	December 31, 2024	September 30, 2024	December 31, 2023
Annualized quarterly net charge-offs to average loans HFI	0.48%	0.22%	0.15%
Annual net charge-offs to average loans HFI	0.26%	N/A	0.09%
Special mention loans to loans HFI	0.83%	0.88%	0.77%
Classified loans to loans HFI	1.35%	1.20%	1.10%
Criticized loans to loans HFI	2.18%	2.08%	1.87%
Nonperforming assets to total assets	0.26%	0.26%	0.16%
Nonaccrual loans to loans HFI	0.30%	0.28%	0.20%
Allowance for loan losses to loans HFI	1.31%	1.31%	1.28%

Composition of Allowance (“ALLL”) by Portfolio	December 31, 2024		September 30, 2024		December 31, 2023
Loan Category	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI
C&I	$384,319	2.21%	$378,315	2.22%	$392,685	2.37%
Total CRE	268,291	1.32	265,234	1.30	215,436	1.05
Multifamily	32,117	0.65	31,782	0.62	34,375	0.68
Office	68,015	3.20	66,614	3.11	55,252	2.43
All other CRE	168,159	1.27	166,838	1.27	125,809	0.96
Residential mortgage & consumer	49,442	0.31	52,936	0.34	60,622	0.40
Total loans	$702,052	1.31%	$696,485	1.31%	$668,743	1.28%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12

		Three Months Ended			Year Ended
		December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net interest income before provision for credit losses	(a)	$587,626	$572,722	$574,834	$2,278,716	$2,312,254
Fully taxable equivalent (“FTE”) adjustment	(b)	1,276	411	440	4,767	1,728
FTE net interest income before provision for credit losses	(c)=(a)+(b)	588,902	573,133	575,274	2,283,483	2,313,982
Total noninterest income	(d)	88,166	84,395	79,903	335,218	295,264
Total revenue	(e)=(a)+(d)	675,792	657,117	654,737	2,613,934	2,607,518
Total revenue (FTE)	(f)=(c)+(d)	$677,068	$657,528	$655,177	$2,618,701	$2,609,246
Total noninterest expense	(g)	$249,968	$225,800	$290,498	$958,073	$1,022,748
Efficiency ratio	(g)/(f)	36.92%	34.34%	44.34%	36.59%	39.20%
Pre-tax, pre-provision income	(f)-(g)	$427,100	$431,728	$364,679	$1,660,628	$1,586,498

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance.
▪During the second, third and fourth quarters of 2024, the Company recorded $3 million, $11 million, and $343 thousand, respectively, in pre-tax DC solar recoveries (included in Amortization of Tax Credit and CRA Investments on the Condensed Consolidated Statement of Income) related to the Company’s investment in DC Solar. The Company recorded $3 million, $2 million, and $4 million in pre-tax DC solar recoveries in the first, second, and fourth quarters of 2023, respectively.
▪During the first and second quarters of 2024, the Company recorded $10 million and $2 million, respectively, in pre-tax FDIC special assessment charges, and a $3 million FDIC special assessment reversal during the fourth quarter of 2024 (included in Deposit insurance premiums and regulatory assessments on the Condensed Consolidated Statement of Income). During the fourth quarter of 2023, the Company recorded $70 million in pre-tax FDIC special assessment charges.
▪During the first and fourth quarters of 2023, the Company recorded a $10 million pre-tax impairment write-off and a $3 million pre-tax gain on the sale of the same AFS debt security (included in Net gains on AFS debt securities on the Condensed Consolidated Statement of Income), respectively.
▪During the first quarter of 2023, the Company recorded $4 million in pre-tax repurchase agreements’ extinguishment cost (included in Other operating expenses on the Condensed Consolidated Statement of Income).
Adjusted net income represents net income adjusted for the tax-effected above-mentioned adjustments. Adjusted diluted EPS represents diluted EPS adjusted for the above tax-effected adjustments. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income	$293,115	$299,166	$238,953	$1,165,586	$1,161,161
Less/Add: FDIC special assessment (reversal) charge	(3,385)	—	69,986	8,800	69,986
Less/Add: Net gain/loss on AFS debt security	—	—	(3,138)	—	6,862
Less: DC Solar recovery	(343)	(11,201)	(3,648)	(14,690)	(9,218)
Add: Repurchase agreements’ extinguishment cost	—	—	—	—	3,872
Tax effect of adjustments (1)	1,109	3,311	(18,682)	1,751	(21,136)
Adjusted net income	$290,496	$291,276	$283,471	$1,161,447	$1,211,527
Diluted weighted-average number of shares outstanding	139,883	139,648	141,409	139,958	141,902
Diluted EPS	$2.10	$2.14	$1.69	$8.33	$8.18
Less/Add: FDIC special assessment (reversal) charge	(0.03)	—	0.49	0.06	0.49
Less/Add: Net gain/loss on AFS debt security	—	—	(0.02)	—	0.05
Less: DC Solar recovery	—	(0.08)	(0.03)	(0.10)	(0.06)
Add: Repurchase agreements’ extinguishment cost	—	—	—	—	0.03
Tax effect of adjustments (1)	0.01	0.03	(0.13)	0.01	(0.15)
Adjusted diluted EPS	$2.08	$2.09	$2.00	$8.30	$8.54

(1)Applied statutory tax rate of 29.73% for the three and twelve months ended December 31, 2024. Applied statutory tax rate of 29.56% for the three months ended September 30, 2024, and for the three and twelve months ended December 31, 2023.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible book value, tangible book value per share and TCE ratio are non-GAAP financial measures. Tangible book value and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.

		December 31, 2024	September 30, 2024	December 31, 2023
Common Stock		170	170	169
Additional paid-in capital		2,030,712	2,018,105	1,980,818
Retained earnings		7,311,542	7,095,587	6,465,230
Treasury stock		(1,034,110)	(1,012,019)	(874,787)
Accumulated other comprehensive income:
AFS debt securities net unrealized losses		(542,152)	(456,493)	(601,881)
Cash flow hedges net unrealized (losses) gains		(20,787)	39,143	2,624
Foreign currency translation adjustments		(22,321)	(19,954)	(21,339)
Total accumulated other comprehensive loss		(585,260)	(437,304)	(620,596)
Stockholders’ equity	(a)	$7,723,054	$7,664,539	$6,950,834
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(5,234)	(5,563)	(6,602)
Tangible book value	(b)	$7,252,123	$7,193,279	$6,478,535

Number of common shares at period-end	(c)	138,437	138,609	140,027
Book value per share	(a)/(c)	$55.79	$55.30	$49.64
Tangible book value per share	(b)/(c)	$52.39	$51.90	$46.27

Total assets	(d)	$75,976,475	$74,483,720	$69,612,884
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(5,234)	(5,563)	(6,602)
Tangible assets	(e)	$75,505,544	$74,012,460	$69,140,585
Total stockholders’ equity to assets ratio	(a)/(d)	10.17%	10.29%	9.98%
TCE ratio	(b)/(e)	9.60%	9.72%	9.37%

Return on average TCE represents tangible net income divided by average tangible book value. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended						Year Ended
		December 31, 2024		September 30, 2024		December 31, 2023		December 31, 2024	December 31, 2023
Net income	(f)	$293,115		$299,166		$238,953		$1,165,586	$1,161,161
Add: Amortization of core deposit intangibles		—		—		441		—	1,763
Amortization of mortgage servicing assets		334		348		302		1,322	1,328
Tax effect of amortization adjustments (2)		(99)		(103)		(220)		(393)	(914)
Tangible net income	(g)	$293,350		$299,411		$239,476		$1,166,515	$1,163,338

Average stockholders’ equity	(h)	$7,731,324		$7,443,333		$6,695,852		$7,315,174	$6,482,985
Less: Average goodwill		(465,697)		(465,697)		(465,697)		(465,697)	(465,697)
Average other intangible assets (1)		(5,445)		(5,790)		(5,434)		(5,953)	(6,542)
Average tangible book value	(i)	$7,260,182		$6,971,846		$6,224,721		$6,843,524	$6,010,746
Return on average common equity	(f)/(h)	15.08%	(3)	15.99%	(3)	14.16%	(3)	15.93%	17.91%
Return on average TCE	(g)/(i)	16.07%	(3)	17.08%	(3)	15.26%	(3)	17.05%	19.35%

(1)Includes core deposit intangibles and mortgage servicing assets. There were no core deposit intangibles in the 2024 periods presented.
(2)Applied statutory tax rate of 29.73% for the three and twelve months ended December 31, 2024. Applied statutory tax rate of 29.56% for the three months ended September 30, 2024, and for the three and twelve months ended December 31, 2023.
(3)Annualized.